Exhibit 10.166

GUARANTY

THIS GUARANTY (this "Guaranty") is executed as of July 1, 2014 by CFP RESIDENTIAL, L.P., a Texas limited partnership ("CFP"), MAPLE RESIDENTIAL, L.P., a Delaware limited partnership ("Maple"), CFH MAPLE RESIDENTIAL INVESTOR, L.P., a Texas limited partnership ("CFH"), VF RESIDENTIAL, LTD., a Texas limited partnership (VF Residential"), and VF MULTIFAMILY HOLDINGS, LTD., a Texas limited partnership ("VF Holdings"), for the benefit of COMPASS BANK, an Alabama banking corporation ("Compass"), and each of the financial institutions from time to time party to the Loan Agreement herein described (including Compass, the "Lenders"). Compass, in its capacity as Administrative Agent for itself and the other Lenders, is hereinafter referred to as "Agent". CFP, Maple, CFH, VF Residential and VF Holdings are referred to herein individually as a "Guarantor" and collectively, as the "Guarantors"). Unless otherwise expressly set forth herein, Agent shall be deemed in all respects to be acting in the capacity of Agent for itself and all of the Lenders, as set forth in, and in accordance with, the Loan Agreement.

1.          Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Construction Loan Agreement of even date herewith executed by and among Borrower, Agent and Lenders (the "Loan Agreement"). The following terms have the meanings assigned.

"Affiliate" shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common ownership or control with such person or entity, or is a director or officer of such person or entity.

"Borrower" means BR T&C Blvd., LLC, a Delaware limited liability company.

"Collateral Value Statement" means a collateral value statement, delivered to Agent by CFP or VF Holdings in accordance with the terms of a guaranty for the Loan to which such Guarantor is a party, setting forth the assets of such Guarantor as of the preceding June 30.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Completion Obligations" means Borrower's obligation to (a) construct, equip and complete the Improvements in accordance with the Loan Agreement and in substantial accordance with the Plans and Specifications and (b) pay all expenses, charges, costs and fees of or relating to the requirements the preceding clause (a) (including debt service on the Loan only during construction of the Improvements until the Completion Event), including, without limitation, all of the following items to the extent relating to the Property or the Improvements: permitting fees, licensing fees, utility expenses (other than utility expenses of tenants), all insurance expenses during the construction period, penalties, charges and amounts payable to all architects, engineers, construction managers, contractors, subcontractors, tenants and material suppliers engaged in connection with any of the foregoing and any additional costs, such as overtime charges, necessary to so complete the Improvements on or before the Completion Date.

"Divisional Account Balance" means an account maintained within the Trammell Crow Residential businesses for an owner of one or more entities that are part of the Trammell Crow Residential businesses for the purpose of coordinating distribution and reinvestment by such person of cash flow among entities that are part of the Trammell Crow Residential Businesses.

"Enforcement Costs" means all costs, attorneys' fees, legal expenses and other costs incurred or expended by Agent and/or Lenders in collecting or enforcing any of the Guaranteed Obligations or due to any default in the performance of the Guaranteed Obligations.

"Excluded Swap Obligation" means with respect to any Guarantor, any Swap Obligation, if and to the extent that all or a portion of the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason not to constitute an "eligible contract participant", as defined in the Commodity Exchange Act, at the time when this Guaranty becomes effective with respect to such Guarantor and such Swap Obligation.

"Guaranteed Obligations" means:

(a)          the Principal Obligation;

(b)          all Interest under the Loan until the Second Step-Down Date occurs, after which Interest will not be included in the Guaranteed Obligations and Guarantor will have no further liability under this clause (b), except to the extent provided in Section 3(c) of this Guaranty;

(c)          all Completion Obligations until the Completion Event occurs, after which the Completion Obligations will not be included in the Guaranteed Obligations and Guarantor will have no further liability under this clause (c);

(d)         all Recourse Amounts; and

(e)          all Enforcement Costs.

"Indebtedness" has the meaning assigned such term in the Security Instrument.

"Interest" means all accrued and unpaid interest on the Principal Amount.

"Liquid Assets" means all unrestricted and unencumbered cash or cash equivalents (it being agreed that cash equivalents shall include funds in money market accounts, funds evidenced by certificates of deposit, the current value of publicly traded securities at the time in question, interests in mutual funds and other similar investments) which are either held by a Guarantor or within a Guarantor's Divisional Account Balances.

"Obligations" means all covenants, agreements and other obligations of Borrower under the Loan Documents.

"Original CV Statement" means, as to CFP or VF Holdings, a Collateral Value Statement, dated as of June 30, 2013, delivered to Agent by such Guarantor in connection with the Agent's underwriting of the Loan.

"Principal Amount" has the meaning assigned such term in the Loan Agreement.

"Principal Obligation" means a portion of the Principal Amount of the Loan as follows:

(i)          Fifty percent (50%) of the Principal Amount, from and after the date of this Guaranty until the First Step-Down Date (defined below).

(ii)         Twenty-five percent (25%) of the Principal Amount from and after the First Step-Down Date until the Second Step-Down Date (defined below).

(iii)        Zero percent (0%) of the Principal Amount from and after the Second Step-Down Date.

(iv) "First Step-Down Date" means the first date on which all of the following are satisfied: (A) the Completion Event has occurred, (B) Agent receives evidence reasonably satisfactory to Agent that the Property has achieved a Debt Coverage Ratio of 1.0: 1.0 for three (3) consecutive calendar months (using a minimum vacancy factor equal to the greater of (l ) the actual vacancy rate or 15%, in determining Net Operating Income for purposes of calculating the Debt Coverage Ratio for the purposes of the First Step-Down Date only), and (C) no continuing Event of Default then exists.

(v) "Second Step-Down Date" means the first date on which all of the following are satisfied: (A) Agent receives evidence reasonably satisfactory to Agent that the Property has achieved a Debt Coverage Ratio of 1.45: 1.0 for three

(2)         consecutive calendar months, and (B) no continuing Event of Default then exists;

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or otherwise constitutes an "eligible contract participant", as defined in the Commodity Exchange Act, or any regulations promulgated thereunder, at such time.

"Recourse Amounts" means:

(a)          the amount by which any Rent collected by or on behalf of Borrower after the occurrence and during the continuance of an Event of Default (but not including Rent collected or received by Administrative Agent or Lenders during the existence of such Event of Default), is not applied to the payment of the Indebtedness or the expenses of managing, operating and maintaining the Property or held by Borrower pending such application, including without limitation, amounts paid as expenses to a person or entity related to or affiliated with Borrower, unless such payments are expressly permitted in the Loan Documents;

(b)          any loss or damage suffered or incurred by Agent and/or Lenders arising from the existence of any mechanic's or materialman's lien filed against the Property;

(c)          any loss or damage suffered or incurred by Agent and/or Lenders arising from the failure by Borrower to pay any of the taxes, assessments or charges required to be paid by Borrower in the Loan Documents;

(d)          any loss or damage suffered or incurred by Agent and/or Lenders resulting from the failure to keep the Property insured as required by the provisions of the Loan Documents that set forth explicit insurance requirements or with respect to other insurance required by Agent pursuant to the Loan Documents so long as such additional insurance is reasonably requested and is consistent with other insurance typically maintained by other projects similarly situated to the Property;

(e)          any loss or damage suffered or incurred by Agent and/or Lenders resulting from any fraud or material misrepresentation by Borrower or any Guarantor in connection with the Property, the Loan Documents or any aspect of the Loan;

(f)          any amount owed to Agent and/or Lenders pursuant to the Environmental Indemnity Agreement;

(g)          insurance and/or condemnation proceeds which are received by or on behalf of Borrower and which are not delivered to Agent or otherwise applied by Borrower as required or permitted under the terms of the Loan Documents;

(h)          upon the foreclosure of the lien of the Security Instrument, damages suffered or incurred by Agent and/or Lenders resulting from the failure of Borrower to deliver or surrender to the purchaser of the Property, at or immediately following such foreclosure, any of the Property covered by the Security Instrument;

(i)         any losses or damages suffered or incurred by Agent and/or Lenders resulting from the Property, or any part thereof, becoming an asset in an involuntary bankruptcy or insolvency proceeding filed by a party other than Borrower, any Guarantor or any affiliate of Borrower or any Guarantor, which is not dismissed within ninety (90) days of filing; provided however, this subsection shall not apply if an involuntary bankruptcy is filed by Agent and/or Lenders;

(j)          any loss or damage suffered or incurred by Agent and/or Lenders if Borrower, in a manner that is not in good faith, contests, delays or otherwise hinders or opposes any of Agent's or Lenders' enforcement actions; and

(k)           any payments made to Borrower pursuant to any Hedge Agreement or other interest rate cap agreement and not applied as provided for in the Loan Documents, or any actual loss or damages suffered or incurred by Agent and/or Lenders resulting from any alteration, modification, amendment, termination or cancellation of any Hedge Agreement or interest rate cap agreement, or waiver of any term thereof without Agent's prior written consent made in violation of the Loan Documents or the applicable Hedge Agreement or interest rate agreement.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

2.          Inducement. Each Guarantor has an economic investment or interest in Borrower, and an interest in the success of the Property, and Lenders' agreement to make the Loan is of substantial benefit to each Guarantor.

3.             Guaranteed Obligations.

(a)          In order to induce Lenders to make the Loan to Borrower, the Guarantors absolutely, unconditionally and irrevocably guarantee and agree to pay to Agent, for the benefit of Lenders, on demand, in lawful money of the United States of America, in immediately available funds, or to perform, as the case may be, the Guaranteed Obligations (and agree to defend, indemnify and hold harmless Agent and Lenders, and their respective directors, officers, employees, successors and assigns from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities and any impairment of Agent's and Lenders' security for the Loan), obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, court costs, and legal or other expenses (including, without limitation, attorneys' fees and expenses and amounts paid in settlement of whatever kind or nature) which Agent and/or Lenders may incur as a result of any of the Guaranteed Obligations).

(b)          Upon foreclosure by Agent under the Security Instrument or the sale of the Property pursuant to a receivership, bankruptcy or other debtor relief action (a "Transfer Event") and application of the proceeds of such Transfer Event to the outstanding principal balance of the Notes, the Guarantors' liability for payment of the Principal Amount shall be the lesser of (i) that portion of the Principal Amount for which Guarantors were liable under this Guaranty immediately prior to the Transfer Event or (ii ) the unpaid principal balance of the Notes after completion of the Transfer Event and application of the proceeds to the outstanding principal balance of the Notes, it being the intention of Agent and Lenders that the application of proceeds of any Transfer Event shall be in such a manner as not to extinguish or reduce the Guarantors' liability until all of the Principal Amount for which Guarantors are not liable has been paid in full. After a Transfer Event and application of the proceeds thereof, Guarantors shall also remain liable for the payment of Interest (unless Guarantor's liability for Interest was previously reduced to zero in accordance with this Guaranty), Enforcement Costs and the Recourse Amounts.

(c)          Notwithstanding the definition of Guaranteed Obligations set forth above and the limitations set forth therein, the Guaranteed Obligations will be expanded to include all Indebtedness and Obligations of Borrower under the Loan Documents (in addition to (but without duplication of) the Recourse Amounts and the Enforcement Costs), and Guarantor shall be fully liable for all of the Indebtedness and Obligations, if (but only if): (i) there shall be an Event of Default under Section 7.1 (p) (Unauthorized Transfer) or 7.1 (s) (Change in Constituency or Control) of the Loan Agreement; (ii) there shall be an Event of Default under Section 7. l (q) (Unauthorized Liens) of the Loan Agreement with respect to any lien voluntarily granted by Borrower; or (iii) the Property, or any part thereof, shall become an asset in a voluntary bankruptcy or insolvency proceeding filed by Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor.

(d)          If the Guarantors perform the Completion Obligations under this Guaranty, then the Guarantors will be entitled to requisition and draw all of the undisbursed Loan proceeds intended to be used for the construction of the Improvements pursuant to the Project Budget (but not in excess of the committed amount of the Loan), together with any Borrower's Deposit then being held by Agent. Agent shall disburse such funds for the purpose of, and to the extent necessary for, performance of the Completion Obligations, provided that: (i) Guarantors shall be performing the Completion Obligations or causing the performance of the same with due diligence; (ii) Guarantors shall have made all required deposits into the Borrower's Deposit and all other deposits required under the Loan Agreement; (iii) all disbursements of Loan proceeds to the Guarantors shall be secured by the Loan Documents with the same priority as all previous advances of Loan proceeds to Borrower; (iv) Guarantors shall have cured all continuing Events of Default, provided, that Guarantor shall have an additional period of time as reasonably necessary to complete the Improvements, not to exceed 120 days from the Completion Date, subject to Force Majeure Events as provided in the Loan Agreement, provided that Guarantors diligently perform the Completion Obligations; provided, however, that the Guarantors shall not be required to cure any non-monetary Event of Default which is personal to Borrower and therefore not susceptible to cure by the Guarantors; and (v) the Guarantors shall otherwise comply with the provisions of the Loan Agreement concerning the performance of the Completion Obligations including the requirements for Advance Requests and disbursement of proceeds of the Loan.

4.          Waivers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR EXPRESSLY WAIVES PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND AND OF DISHONOR AND NONPAYMENT OF THE GUARANTEEI) OBLIGATIONS OR THE INDEBTEDNESS, NOTICE OF INTENTION TO ACCELERATE THE MATURITY OF THE GUARANTEED OBLIGATIONS OR THE INDEBTEDNESS OR ANY PART THEREOF, NOTICE OF ACCELERATION OF THE MATURITY OF THE GUARANTEED OBLIGATIONS OR THE INDEBTEDNESS OR ANY PART THEREOF, NOTICE OF DISPOSITION OF COLLATERAL, THE DEFENSE OF IMPAIRMENT OF COLLATERAL, THE RIGHT TO A COMMERCIALLY REASONABLE SALE OF COLLATERAL, PROTEST AND NOTICE OF PROTEST, DILIGENCE IN COLLECTING, AND THE BRINGING OF SUIT AGAINST ANY OTHER PARTY. NEITHER AGENT NOR LENDERS SHALL BE UNDER ANY OBLIGATION TO NOTIFY GUARANTOR OF ITS ACCEPTANCE HEREOF OR OF ANY ADVANCES MADE OR CREDIT EXTENDED ON THE FAITH HEREOF OR THE FAILURE OF BORROWER TO PAY ANY OF THE INDEBTEDNESS AS THE SAME MATURES OR ANY DEFAULT IN THE PERFORMA NCE OF ANY OF THE GUARANTEED OBLIGATIONS, OR TO USE DILIGENCE IN PRESERVING THE LIABILITY OF ANY PERSON ON THE GUARANTEED OBLIGATIONS OR THE INDEBTEDNESS OR IN BRINGING SUIT TO ENFORCE COLLECTION OR PERFORMANCE OF THE GUARANTEED OBLIGATIONS OR THE INDEBTEDNESS. GUARANTOR WAIVES ALL DEFENSES GIVEN TO SURETIES OR GUARANTORS AT LAW OR IN EQUITY OTHER THAN THE ACTUAL PAYMENT AND PERFORMANCE OF THE GUARANTEED OBLIGATIONS AND THE INDEBTEDNESS AND ALL DEFENSES BASED UPON QUESTIONS AS TO THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE GUARA NTEED OBLIGATIONS AND THE INDEBTEDNESS AND AGREES THAT GUARANTOR SHALL BE PRIMARILY LIABLE HEREUNDER. THE GUARANTORS WAIVE THE RIGHTS OF A GUARANTOR UNDER SECTIONS 51.003, 51.004 AND 51.005 OF THE TEXAS PROPERTY CODE (AS THE SAME MAY BE AMENDED FROM TIME TO TIME).

5.          No Impairment of Guaranty. Agent, without authorization from or notice to the Guarantors and without impairing, modifying, changing, releasing, limiting or affecting the liability of the Guarantors hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Indebtedness, increase or reduce the rate of interest thereon, take and surrender security, exchange security by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security, add or release or discharge endorsers, guarantors, or other ob1igors, make changes of any sort whatever in the Indebtedness or in the terms of payment or performance of the Indebtedness, or in the manner of doing business with Borrower, or settle or compromise with Borrower or any other person or persons liable on the Indebtedness on such terms as it may see fit, and may apply all moneys received from Borrower or others, or from any security held (whether held under a security instrument or not), in such manner upon the Guaranteed Obligations (whether then due or not) as it may determine to be in its best interest (subject to the requirements of the Loan Documents) , without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Guaranteed Obligations. It is specifically agreed that Agent and Lenders are not required to retain, hold, protect, exercise due care with respect thereto, perfect security interests in or otherwise assure or safeguard any security for the Guaranteed Obligations; no failure by Agent or Lenders to do any of the foregoing and no exercise or nonexercise by Agent or Lenders of any other right or remedy of Agent or Lenders shall in any way affect any of the Guarantors' obligations hereunder or any security furnished by Guarantors or give Guarantors any recourse against Agent or Lenders.

6.          Events Affecting Borrower. The liability of Guarantors hereunder shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following, whether or not with notice to or consent of Guarantors: (a) the incapacity, death, disability, dissolution or termination of any Guarantor, Borrower, Agent, Lenders or any other person or entity; (b) the failure by Agent or Lenders to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (c) recovery from Borrower or any other person or entity (except Guarantors) becomes barred by any statute of limitations or is otherwise prevented; (d) any defenses, set offs or counterclaims which may be available to Borrower or any other person or entity (except Guarantors); (e) any transfer or transfers of any of the property covered by the Loan Documents; (f) any release or discharge by operation of law of Borrower, any co-guarantor or any other person (other than Guarantors) primarily or secondarily liable for the payment or performance of the Guaranteed Obligations or the Indebtedness or any part thereof; (g) any modifications, extensions, amendments, consents, releases or waivers with respect to the Loan Documents, or this Guaranty (except for, with respect to this Guaranty, any modification, extension, amendment, consent, release or waiver from Agent in writing); (h) any failure of Agent or Lenders to give any notice to Guarantors of any Event of Default under the Loan Documents, or this Guaranty (except notices explicitly required by this Guaranty); (i) Guarantors are or become liable for any indebtedness owing by Borrower to Agent and/or Lenders other than under this Guaranty; or (j) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code (the "Bankruptcy Code") or other similar federal or state statute, or from the decision of any court.

7.          Subordination. Each Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to such Guarantor, whether now existing or arising at any time in the future, to the prior right of Agent and Lenders to receive or require payment in full of the Guaranteed Obligations and the Indebtedness and until payment in full of the Guaranteed Obligations and the Indebtedness (and including interest accruing on the Notes after any petition under the Bankruptcy Code, which post petition interest such Guarantor agrees shall remain a claim that is prior and superior to any claim of such Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Bankruptcy Code generally) such Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to such Guarantor or any security for such indebtedness; provided, however, that each Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any unsecured fully subordinated indebtedness of Borrower to such Guarantor (with this provision being sufficient to establish such subordination without the execution of any other document or any other action on the part of Guarantor or Borrower) at times when no Event of Default exists. If any Guarantor should receive any such payment, satisfaction or security for any unsecured fully subordinated indebtedness of Borrower to such Guarantor (with this provision being sufficient to establish such subordination without the execution of any other document or any other action on the part of such Guarantor or Borrower) at a time when an Event of Default exists, such Guarantor agrees forthwith to deliver the same to Agent in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Guaranteed Obligations and until so delivered, agrees to hold the same in trust for Agent for the benefit of the Lenders.

8.          Subrogation. No Guarantor shall exercise, whether at law or in equity, its right to seek subrogation, contribution, Indemnification or any other form of reimbursement or repayment from Borrower for the payment or performance of the Guaranteed Obligations until the Guaranteed Obligations have been paid and performed in full; provided, however, that each Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any unsecured fully subordinated indebtedness of Borrower to such Guarantor (with this provision being sufficient to establish such subordination without the execution of any other document or any other action on the part of such Guarantor or Borrower) at times when no Event of Default exists. If any Guarantor is or becomes an ''insider" (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then such Guarantor shall not exercise any rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Agent and/or Lenders), whether such rights arise under an express or implied contract or by operation of l aw, until the Guaranteed Obligations and the Indebtedness have been paid and performed i n full; provided, however, that such Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any unsecured fully subordinated indebtedness of Borrower to such Guarantor (with this provision being sufficient to establish such subordination without the execution of any other document or any other action on the part of such Guarantor or Borrower) at times when no Event of Default exists. It is the intention of the parties that if Borrower or any Guarantor becomes a debtor in any proceeding under the bankruptcy Code, then at any time while the Guaranteed Obligations and the Indebtedness are outstanding, such Guarantor shall not be deemed to be a "creditor" (as defined in Section 101 of the Bankruptcy Code) of Borrower and such subrogation, contribution , indemnification or other reimbursement or repayment rights will not be available to such Guarantor and will be ineffective and suspended in such bankruptcy case. This waiver is given to induce Lenders to make the Loan as evidenced by the Notes to Borrower.

9.          No Usury. It is the intent of Guarantors, Agent and Lenders in the execution and acceptance of this Guaranty to contract in strict compliance with applicable usury law. In furtherance thereof, Guarantors, Agent and Lenders stipulate and agree that none of the terms and provisions contained in this Guaranty, or in any other instrument now or hereafter executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detent ion of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; Guarantors shall never be obligated or required to pay interest on the Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other provisions of this Guaranty, and any other instruments now or hereafter executed in connection herewith or any other oral or written agreement which may be in apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges if the maturity of the indebtedness is accelerated. If the maturity of the Notes shall be accelerated for any reason or if the principal of the Notes is paid prior to the end of the term of the Notes, and as a result thereof the interest received from Guarantors for the actual period of existence of the Loan exceeds the amount of interest at the applicable maximum l awful rate under applicable law, agent shall, at its option, have Lenders either refund to Guarantors the amount of such excess or credit the amount of such excess against the Guaranteed Obligations then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. If Agent and/or Lenders contract for, charge or receive any amount or amounts and/or any other thing of value from Guarantors which are determined to constitute interest which would increase the effective interest rate on the Guaranteed Obligations to a rate in excess of that permitted to be charged by applicable law, all such amounts determined to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Agent, be either immediately returned to Guarantors or credited against the principal balance of the Notes then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Guaranty, Guarantors acknowledges that Guarantors believe the Guaranteed Obligations to be non usurious and agrees that if, at any time, Guarantors should have reason to believe that the Guaranteed Obligations is in fact usurious, Guarantors will give Agent notice of such condition and Guarantors agree that Lenders shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such Jaws now exist or may be changed or amended or come into effect in the future.

10.         Representations and Warranties. Each Guarantor hereby represents and warrants to Agent and Lenders as follows:

(a)          Such Guarantor is solvent and there has not been filed by or against such Guarantor a petition in bankruptcy or a petition or answer seeking a general assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to such Guarantor or any substantial portion of such Guarantor's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the Bankruptcy Code or any state law.

(b)          As to each of CFP and VF Residential, to such Guarantor's knowledge, the Original CV Statement of such Guarantor fairly presents in all material respects the assets of such Guarantor as of such date and the value of such assets, calculated on the basis provided in the notes thereto. As to each of CFH, VF Residential and Maple, to such Guarantor's knowledge, the balance sheet of such Guarantor, dated as of December 31, 2013, prepared for such Guarantor, fairly presents in all material respects the financial position of such Guarantor as of such date determined on the basis provided in the notes thereto.

(c)          The execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any obligation or agreement to which such Guarantor is a party or by which such Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which such Guarantor is subject.

(d)          There are no judicial or administrative actions, suits or proceedings pending or, to the best of such Guarantor's knowledge, (i) threatened against or affecting Guarantor or any of such Guarantors' property that, if decided adversely, will have a material adverse effect on such Guarantors' ability to perform under this Guaranty or (ii) involving the validity, enforceability or priority of this Guaranty.

(e)          Such Guarantor is duly organized and legally existing under the laws of the state of its formation.

(f)          This Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally; the execution and delivery of, and performance under, this Guaranty are within such Guarantor's powers and have been duly authorized by all requisite action and are not in contravention of the powers of Guarantor's organizational documents.

11.         Covenants and Agreements. Guarantors absolutely and unconditionally covenants and agree with Agent and Lenders as follows:

(a)          If Borrower does not or is unable so to pay or perform the Guaranteed Obligations for any reason, including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Guaranteed Obligations in or as a result of any such proceeding, Guarantors shall pay and perform the Guaranteed Obligations and no such occurrence shall in any way affect Guarantors' obligations hereunder.

(b)          If for any reason whatsoever (including but not limited to ultra vires, lack of authority, illegality, force majeure, act of God or impossibility) the Guaranteed Obligations or the Indebtedness cannot be enforced against Borrower, such unenforceability shall in no manner affect the liability of Guarantors hereunder and Guarantors shall be liable hereunder notwithstanding that Borrower may not be liable for such Guaranteed Obligations or the Indebtedness and to the same extent as Guarantors would have been liable if such Guaranteed Obligations had been enforceable against Borrower.

(c)          Should the organizational status of Borrower change, this Guaranty shall continue and also cover the Guaranteed Obligations of Borrower under the new organizational status according to the terms hereof.

(d)          If any payment by Borrower to Agent or Lenders is held to constitute a preference under the bankruptcy laws, or if for any other reason Agent or Lenders are required to refund such payment or pay the amount thereof to any other party, such payment by Borrower to Agent or Lenders shall not constitute a release of Guarantors from any liability hereunder for the Guaranteed Obligations, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be.

(e)          Guarantors shall not have (i) the right to the benefit of, or to direct the application of, any security held by Agent and/or Lenders (including the property covered by the Loan Documents), any right to enforce any remedy which Agent or Lenders now have or hereafter may have against Borrower, or any right to participate in any security now or hereafter held by Agent or Lenders, or (ii) any defense arising out of the absence, impairment or loss or any right of reimbursement or subrogation or other right or remedy of Guarantors against Borrower or against any security resulting from the exercise or election of any remedies by Agent or Lenders (including the exercise of the power or right of sale under the Loan Documents), or any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause, of the liability of Borrower.

(f)          The payment by Guarantors of any amount pursuant to this Guaranty shall not in any way entitle Guarantors to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof, or any security therefor, unless and until the full amount owing to Agent and Lenders on the Guaranteed Obligations has been fully paid, but when the same has been fully paid, Guarantors shall be subrogated as to any payments made by it to the rights of Agent and Lenders against Borrower and/or any endorsers, sureties or other guarantors.

(g)          Neither Agent nor Lenders shall be required to pursue any other remedies before invoking the benefits of this Guaranty, and specifically they shall not be required to make demand upon or institute suit or otherwise pursue its remedies against Borrower or any surely other than Guarantors or to proceed against or give credit for any security now or hereafter existing for the payment of any of the Guaranteed Obligations. Agent may maintain an act ion on this Guaranty without joining Borrower therein and without bringing a separate action against Borrower.

(h)          lf the Guarantors are required to perform the Completion Obligations under this Guaranty and fail to diligently and timely perform such Completion Obligations in accordance with this Guaranty, then Agent may elect, in its sole and absolute discretion, to cause the satisfaction of the Completion Obligations, in which event Guarantors will fully indemnify and hold harmless Agent and Lenders for, from and against all loss, cost, damage, expense or liability that Agent and Lenders may suffer in respect of Agent's exercise of the rights of Agent and Lenders under this Guaranty and the performance of the Completion Obligations, INCLUDING ANY NEGLIGENCE OF AGENT AND/OR LEN DERS AND/OR STRICT LIABILITY, except to the extent that the same may result from the misconduct or gross negligence of Agent or Lenders or any of their employees or agents.

12.         Intentionally Deleted.

13.         Financial Statements and Reports. Each of CFP and VF Holdings will deliver to Agent annually. on or before December 31 , of each year, a copy of the Collateral Value Statement prepared for such Guarantor as of the preceding June 30. Each such Collateral Value Statement will be in substantially the same form and be prepared on substantially the same basis, as the Original CV Statement, with the exception that the capitalization rate employed in establishing property values may be reduced, at the option of a Guarantor to a rate not lower than 6.5%. Each of CFH, VF Residential and Maple will deliver to Agent, on or before Ma y 31 of each year, a copy of the balance sheet of such Guarantor showing assets and liabilities as of the preceding December 31. Each such balance sheet will be in substantially the same form, and be prepared on substantially the same basis, as the balance sheet prepared for such Guarantor and delivered to Agent in connection with its underwriting of the Loan; provided, further the balance sheet of Maple shall be audited by an independent certified public accountant. In accordance with the terms of the Loan Agreement, concurrently with the delivery of each Collateral Value Statement or balance sheet required to be delivered hereunder, Borrower (or an officer of Trammell Crow Residential Company) shall furnish or cause to be furnished to Agent a certificate in the form attached to the Loan Agreement, addressed to Agent, certifying whether, to Borrower's knowledge based on the information contained in the most recently provided Collateral Value Statements and balance sheets, the Guarantors are in compliance with the requirements of Section 14.

14.         Liquidity; Unencumbered Collateral Value of Assets of the Guarantors.

(a)          Should the aggregate value of the assets of the Guarantors collectively fall to less than $40,000,000 and/or the aggregate amount of the Liquid Assets of the Guarantors collectively fall to less than $5,000,000, then any such failure shall constitute an Event of Default under the Notes, the Deed of Trust, and the other Loan Documents. In making the calculation of values of the aggregate assets of the Guarantors and Liquid Assets under this Section 14, (i) the aggregate value of the assets of the Guarantors will be reduced by the amount secured by all liens (including judgment liens) against the assets of the Guarantors that have not otherwise been taken into account in determining the value of the aggregate assets of the Guarantors; and (ii) the assets of a Guarantor and Liquid Assets of a Guarantor will be excluded with respect to any Guarantor to whom any event described in Sections 7.l(d), 7.1(e), 7.l(f) or 7.l(g) of the Loan Agreement has occurred.

(b)          Guarantors and/or Borrower shall have the right to correct any deficiency under Section 14(a) above by, within thirty (30) days after demand by Agent (during which time no Event of Default will be deemed to have occurred), (i) obtaining and delivering to Agent one or more new guaranties, each of which shall be in form and content substantially the same as this Guaranty (or in such other form as Agent may in its good faith business judgment approve) from one or more other guarantors whose aggregate assets made available for satisfaction of its guaranty (as determined in accordance with the methodology and assumptions used by the Guarantors in the Collateral Value Statements or balance sheets) and aggregate Liquid Assets are sufficient to correct the deficiency, or (ii) obtaining and delivering to Agent, and thereafter (for so long as the deficiency exists) maintaining in full force and effect an unconditional and irrevocable letter of credit, in face amount. sufficient to correct the deficiency, naming Agent as beneficiary, for the benefit of the Lenders, and otherwise in form and con tent and issued by an institution acceptable to Agent in the exercise of its good faith business judgment or (iii ) with respect to Liquid Assets, the amendment of this Guaranty (in form and substance acceptable to Agent in the exercise of its good faith business judgment) in a manner such that the assets which are (A) not then included within the definition of Liquid Assets, (B) sufficient to correct such deficiency and (C) otherwise acceptable to Agent in its good faith business judgment, thereby become included within the amended meaning of Liquid Assets, as applicable in a manner sufficient to achieve compliance with the financial covenants in Section 14(a) above. If, during such thirty (30) day period, Guarantors or Borrower correct any deficiency under Section 14(a) above by complying with (i), (ii) or (iii) above, then no Event of Default will be deemed to have occurred under this Section 14.

15.         Joint and Several Liability. All of the obligations and liability of the Guarantors hereunder shall be joint and several. Suit may be brought against the Guarantors, jointly and severally, or against any one or more of them, less than all, without impairing the rights of Agent and Lenders against the other Guarantors; and Agent may compound with any one or more Guarantors for such sums or sum as it may see fit and/or release such of Guarantors from all further liability to Agent and Lenders for such indebtedness without impairing the right of Agent and Lenders to demand and collect the balance of such indebtedness from the other Guarantors not so compounded with or released; but it is agreed among said Guarantors themselves, however, that such compounding and release shall in nowise impair the rights of said Guarantors as among themselves.

16.         Disputes Among Guarantors. To the extent any dispute exists at anytime between or among any of the Guarantors as to any party's right to contribution or otherwise, the Guarantors agrees to indemnify, defend and hold Agent and Lenders harmless from and against any loss, damage, claim, demand, cost or other liability (including, without limitation, attorneys' fees, legal expenses and other costs) Agent and/or Lenders may suffer as a result of such dispute.

17.         Rights Cumulative. The rights of Agent and Lenders are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantors or by any number of successive actions until and unless all Guaranteed Obligations have been paid in full. The existence of this Guaranty shall not in any way diminish or discharge the rights of Agent and/or Lenders under any prior or future guaranty agreement executed by any Guarantor.

18.         Notices. A notice, request, demand or other communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

To Agent:	Compass Bank
8333 Douglas Avenue, Suite 200 S
Dallas, Texas 75225
Attention: Commercial Real Estate- North America

To CFP:	CFP Residential, L.P.
3819 Maple Avenue
Dallas, Texas 75219 Attention:
Sarah Puckett

To CFH:	CFH Maple Residential Investor, L.P.
3819 Maple Avenue
Dallas, Texas 75219 Attention:
Sarah Puckett

To Maple:	Maple Residential, L.P.
3819 Maple Avenue
Dallas, Texas 75219 Attention:
Timothy J. Hogan

To VF Residential:	VF Residential, Ltd.
820 Gessner, Suite 760
Houston, Texas 77042
Attention: Kenneth J. Valach

To VF Holdings :	VF Multif amily Holdings, Ltd.
820 Gessner, Suite 760
Houston, Texas 77042
Attention: Kenneth J. Valach

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

19.         APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

20.         CONSENT TO FORUM. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION IN THE COUNTY WHERE ANY PORTION OF THE PROPERTY COVERED BY THE SECURITY INSTRUMENT IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS, AND GUARANTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION IN THE COUNTY WHERE ANY PORTION .OF THE PROPERTY COVERED BY THE SECURITY INSTRUMENT IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS OF GUARANTOR FOR THE GIVING OF NOTICES HEREUNDER, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

21.         WAIVER OF JUDICIAL PROCEDURAL MATTERS. GUARANTOR AND AGENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARA NTY, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

22.         Counterparts. This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

23.         No Modification. This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

24.         Successors and Assigns; Gender; Unenforceability of Certain Provisions, Headings. The terms, provisions, covenants and conditions hereof shall be binding upon Guarantors and the heirs, devisees, representatives, successors and assigns of Guarantors and shall inure to the benefit of Agent, Lenders and all transferees, credit participants, successors, assignees and/or endorsees of Agent and Lenders. Within this Guaranty, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision or this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances. The headings in this Guaranty arc for convenience only and will not limit or otherwise affect any of the terms hereof.

25.         Final Agreement. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

26.         Keepwell. Each Qualified ECP Guarantor jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor t hat is not a Qualified ECP Guarantor to honor all of such other Guarantor's obligations under this Guaranty in respect of Swap Obligations, if any (provided that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maxim um amount of such liability that can be hereby incurred without rendering its obligations under this Section 26, or otherwise under this Guaranty, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in full force and effect for so long as this Guaranty shall remain in effect. Each Qualified ECP Guarantor intends that this Section 26 constitutes, and this Section 26 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Guarantor for all purposes of Section 1a(l8)(A)(v)(II) of the Commodity Exchange Act.

27.         Excluded Swap Obligations. The payment obligations of a Guarantor under this Guaranty shall not include any Excluded Swap Obligations of such Guarantor.

28.         No Recourse Against Partners. The Guaranteed Obligations of a Guarantor under this Guaranty are collectible only from the assets of such Guarantor, and in no event will any partner of a Guarantor have any liability for the Guaranteed Obligations of a Guarantor hereunder. Notwithstanding the foregoing, the limitations hereof shall not be deemed to limit any liability of any Guarantor under this Guaranty or under any other guaranty or indemnity agreement now or hereafter executed in favor of Agent and Lenders in connection with the Loan.

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty as of the date first set forth above.

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SIGNATURE PAGE OF GUARANTOR TO

GUARANTY

MAPLE RESIDENTIAL, L.P.,
a Delaware limited partnership

By:	Maple Residential GP, L.L.C.,
a Delaware limited liability company, its general partner

By:	/s/ Timothy J. Hogan
Name:	Timothy J. Hogan
Title:	Vice President

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 25th day of June, 2014, by Timothy J. Hogan, Vice President of Maple Residential GP, L.L.C., a Delaware limited liability company, on behalf of said limited liability company, in its capacity as the general partner of Maple Residential, L.P., a Delaware limited partnership, on behalf of said limited partnership.

/s/ Lee Ann Shamblin
LEE ANN SHAMBLIN	Notary Public, State of Texas
My Commission Expires
February 20, 2018

Lee Ann Shamblin
Printed/Typed Name of Notary

My Commission Expires:

02-20-18	.

SIGNATURE PAGE – GUARANTY

SIGNATURE PAGE OF GUARANTOR TO

GUARANTY

CFP RESIDENTIAL, L.P.,
a Texas limited partnership

By:	Crow Family, Inc., a Texas corporation, its general partner

By:	/s/ Anne L. Raymond
Name:	Anne L. Raymond
Title:	Vice President

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 27th day of June, 2014 by Anne L. Raymond, Vice President of Crow Family, Inc., a Texas corporation, on behalf of said corporation in its capacity as the general partner of CFP Residential. L.P., a Texas limited partnership, on behalf of said limited partnership.

HEATHER E. FENNESSY
Notary Public	/s/ Heather E. Fennessy
STATE OF TEXAS	Notary Public, State of Texas
My Comm. Exp. April 07, 2018

Heather E. Fennessy
Printed/Typed Name of Notary

My Commission Expires:

4/7/18	.

SIGNATURE PAGE – GUARANTY

SIGNATURE PAGE OF GUARANTOR TO

GUARANTY

CFH MAPLE RESIDENTIAL INVESTOR, L.P., a
Texas limited partnership

By:	CH Residential GP, L.L.C., a Texas limited liability company, its general partner

	By:	Crow Family. Inc., a Texas corporation, its manager

By:	/s/ Anne L. Raymond
Name:	Anne L. Raymond
Title:	Vice President

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 27th day of June, 2014, by Anne L. Raymond, Vice President of Crow Family, Inc., a Texas corporation, on behalf of said corporation in its capacity as manager of CH Residential GP, L.L.C., a Texas limited liability company on behalf of said limited liability company, in its capacity as the general partner of CFH Maple Residential Investor, LP., a Texas limited partnership, on behalf of said limited partnership.

HEATHER E. FENNESSY
Notary Public	/s/ Heather E. Fennessy
STATE OF TEXAS	Notary Public, State of Texas
My Comm. Exp. April 07, 2018

Heather E. Fennessy
Printed/Typed Name of Notary

My Commission Expires:

4/7/18	.

SIGNATURE PAGE – GUARANTY

SIGNATURE PAGE OF GUARANTOR TO

GUARANTY

VF RESIDENTIAL, LTD.,
a Texas limited partnership

By:	VFTCR GP, LLC
a Texas limited liability company
its general partner

	By:	/s/ Kenneth J. Valach
Kenneth J. Valach, Member

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 25 day of June, 2014, by Kenneth J. Valach, member of VFTCR GP. LLC. a Texas limited liability company, on behalf of said limited liability company, in its capacity as the general partner of VF Residential, Ltd., a Texas limited partnership, on behalf of said limited partnership.

/s/ Hollie S. Poole
Notary Public, State of Texas
HOLLIE S. POOLE
My Commission Expires
August 11, 2016	Hollie S. Poole
Printed/Typed Name of Notary

My Commission Expires:

8-11-2016	.

SIGNATURE PAGE - GUARANTY

SIGNATURE PAGE OF GUARANTOR TO

GUARANTY

VF MULTIFAMILY HOLDINGS, LTD.,
a Texas limited partnership

By:	VFTCR GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Kenneth J. Valach
Kenneth J. Valach, Member

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 25 day of June 2014, by Kenneth J. Valach, Member of VFTCR GP, LLC, a Texas limited liability company, on behalf of said limited liability company, in its capacity as the general partner of VF Multifamily Holdings, Ltd., a Texas limited partnership, on behalf of said limited partnership.

/s/ Hollie S. Poole
Notary Public, State of Texas
HOLLIE S. POOLE
My Commission Expires
August 11, 2016	Hollie S. Poole
Printed/Typed Name of Notary

My Commission Expires:

8-11-2016	.

SIGNATURE PAGE – GUARANTY